EXHIBIT 3


                         AMENDED AND RESTATED

                 LIMITED LIABILITY COMPANY AGREEMENT

                                  OF

                      PSEG ENERGY HOLDINGS L.L.C.


     This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, (the "Agreement") of PSEG Energy Holdings L.L.C., a New Jersey limited liability company (the "Company"), is entered into by Public Service Enterprise Group Incorporated, a New Jersey corporation, as the sole member (the "Initial Member"). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.

     The Initial Member, by execution of this Agreement, (i) hereby forms and continues the Company as a limited liability company pursuant to and in accordance with the New Jersey Limited Liability Company Act, as amended from time to time (the "Act"), and (ii) hereby agrees as follows:

1.   Name.

     The name of the limited liability company heretofore formed and continued hereby is PSEG Energy Holdings L.L.C.

2.   Principal Business Office.

     The principal business office of the Company shall be located at such location as may hereafter be determined by the Initial Member.

3.   Registered Office.

     The address of the registered office of the Company in the State of New Jersey is 80 Park Plaza, Newark, NJ 07102.

4.   Registered Agent.

     The name and address of the registered agent of the Company for service of process on the Company in the State of New Jersey is Edward J. Biggins, Jr., c/o Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, NJ 07102.

5.   Members.

     The name and the mailing address of the Initial Member is set forth on Schedule B attached hereto. The Initial Member is as of the date hereof, and after the issuance of the Units authorized herein, an owner of one Ordinary Unit and 5,092 Preference Units.

6.   Membership Interest.

     a. The interests of the Members in the Company shall be divided into increments (each a "Unit" and collectively the "Units"). There shall be two classes of Units: the "Ordinary Unit" and the "Preference Units", with a par value of $100,000 per Preference Unit. The Company is hereby authorized to issue one Ordinary Unit and 5,092 Preference Units.

     b. The Company hereby issues to the Initial Member one Ordinary Unit and 5,092 Preference Units.

7.   Preference Units.

     a. Distributions. A Member owning Preference Units shall be entitled to receive, and the Company shall be obliged to pay, but only when and as declared by the Board, cash distributions thereon, for all quarterly calendar periods through December 31, 2002 at a rate per Preference Unit per annum of 6.60%, and no more, and thereafter, for all quarterly calendar periods through June 30, 2008, at a rate per Preference Unit per annum of 4.47%, and no more, and thereafter, cash distributions shall be paid at such rate as shall be established by the Board. Cash distributions pursuant to this Section 7(a) shall, in each case, be payable quarterly, with respect to each quarterly calendar period, on or prior to the last day of each March, June, September and December of each calendar year. Cash distributions on each Preference Unit shall be cumulative from the date hereof.

     b. Restrictions on Distributions. So long as any of the Preference Units remain outstanding, no distribution shall be paid on or set apart for the Ordinary Unit, nor shall any Ordinary Unit be purchased, redeemed, or otherwise acquired by the Company or any subsidiary thereof (other than Units acquired without cost to the Company or such subsidiary) unless:

          (i) all distributions on all outstanding Preference Units for all past quarterly periods in which distributions shall have been made shall have been paid in full and distributions thereon for the then current quarterly period shall have been declared and a sum sufficient for the payment thereof set apart; and

          (ii) after giving effect to the payment of such distribution or such purchase, redemption, or other acquisition, the capital of the Company, shall in the aggregate exceed the aggregate of the amounts payable in respect of all Preference Units then outstanding on involuntary liquidation or dissolution of the Company.

     c. Rights of Preference Units. Preference Units shall not be entitled to exercise any voting rights or rights to manage or direct the business or affairs of the Company. Preference Units are entitled solely to the rights specified in this Section 7.

     d. Redemption. The Preference Units may be redeemed at the option of the Board at any time at par value plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not such distributions have been earned or declared. All Preference Units redeemed by the Company shall be deemed to no longer exist.

     e. Rights on Dissolution. On dissolution of the Company, before any payment or distribution shall be made to the owner of the Ordinary Unit, if such dissolution is involuntary, each Member owning Preference Units shall be entitled to be paid the sum of $100,000 per Preference Unit, or, if such dissolution is voluntary, each Member owning Preference Units shall be entitled to be paid the amount established by the Board, plus an amount equal to all accumulated and unpaid distributions thereon to the date of such payment, whether or not such distributions have been earned or declared. After such payments shall have been made in full to all Members owning Preference Units, Preference Units shall be entitled to no further payment or distribution. For the purposes of this Section 7(e), a consolidation or merger to which the Company shall be a party shall not be deemed a dissolution of the Company within the meaning of this Section 7(e).

     f.   Transferability. The Preference Units are not transferable.

8.   Certificates.

     The Initial Member has formed the Company pursuant to the Act upon execution of this Agreement, by causing a Certificate of Formation conforming to the requirements of the Act to be filed with the Office of the Secretary of State of the State of New Jersey. The Initial Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

9.   Purposes.

     The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

10.  Powers.

     The Company shall have the power and right to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein or as permitted by the Act and shall have, without limitation, the power and right to:

     a. acquire by purchase, lease, transfer, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property and all associated rights and liabilities which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

     b. act as a nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

     c. take any and all actions necessary, convenient or appropriate as nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

     d. operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

     e. borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

     f. invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

     g. prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

     h. enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

     i. employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

     j. form, own, acquire and dispose of wholly-owned limited liability companies, trusts, associations, partnerships (general and limited), corporations or other ventures in furtherance of the purposes of the Company;

     k. enter into partnerships (general and limited), limited liability companies, trusts, associations, corporations or other ventures with other persons or entities, including affiliated entities, in furtherance of the purposes of the Company; and

     l. do such other things and engage in such other activities related to the foregoing as may be necessary, appropriate, proper, advisable, incidental or convenient to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     The listing of powers and rights in this Section 10 shall not in any manner be deemed a restriction on the power or right of the Company to engage in any other activities permitted or not prohibited by the Act.

11.  Management.

     a. Board of Managers. The business and affairs of the Company shall be managed by and under the direction of a Board comprised of one or more Managers to be elected, designated or appointed by the Initial Member. The Initial Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the entire Board. The authorized number of Managers may be increased or decreased by the Initial Member at any time in its sole and absolute discretion. The initial number of Managers shall be six. The names and mailing addresses of the persons designated as Initial Managers are set forth in Schedule C attached hereto. Each Manager elected, designated or appointed by the Initial Member shall hold office until his or her successor is elected and qualified or until such Manager's earlier death, resignation or removal. As a condition and qualification to serving as a Manager, each Manager shall execute and deliver to the Company the Management Agreement set forth in Schedule D attached hereto. Managers need not be Members.

     b. Powers. The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

     c. Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of New Jersey. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board or President on not less than 24 hours notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers. A special meeting of the Board may be held without prior notice if all Managers waive, in writing, the requirement of such notice.

     d. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     e. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     f.   Committees of Managers.

          (i) The Board may designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          (iii)Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. If not otherwise specified by the Board, unless there is only one member of a committee (in which case one member shall constitute a quorum for the transaction of business), one-third of the entire committee, or two members, whichever is greater, shall constitute a quorum for the transaction of business.

     g. Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Manager may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board and/or a stated retainer for each Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     h. Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed, with or without cause, by the Initial Member, and, any vacancy caused by any such removal may be filled by action of the Initial Member.

     i. Managers as Agents. To the exent of their powers set forth in this Agreement the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Manager shall have the authority to bind the Company in his or her individual capacity. Any and all actions of the Board must be taken at duly authorized meeting of the Board or upon unanimous written consent of the Board.

     j. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Managers, and shall have such other powers and perform such other duties as may be assigned to him by the Initial Member.

12.  Duties of Managers.

     Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care to the Company comparable to that of a director of a business corporation organized under the New Jersey Business Corporation Act.

13.  Officers.

     a. Officers. The initial Officers of the Company are listed on Schedule E attached hereto. The Officers of the Company shall be chosen by the Board and shall consist of a Chairman of the Board, President, a Secretary and a Treasurer. The Board of Managers may also choose one or more Executive Vice Presidents, Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is elected and qualified or until such officer's earlier resignation or removal. Any Officer may resign at any time upon written notice to the Company. In addition, the Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and employees of the Company shall be fixed by or in the manner prescribed by the Board. Any initial Officer or any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The Chairman of the Board, the President, each Executive Vice President, each Senior Vice President, and each Vice President, severally, shall have the power to (i) sign deeds, contracts and other instruments; (ii) to attend, act and vote at any meeting of stockholders, partners, members, beneficial owners or the substantial equivalent of any corporation, partnership (limited or general), limited liability company, trust or any other entity in which the Company may hold stock, partnership interests, limited liability company interests, beneficial interests or other interests and to appoint, if permitted by the relevant entity, one or more other persons as proxy or proxies to attend, act, and vote at any such meeting and such officer or such proxy or proxies shall possess and may exercise on behalf of the Company any and all rights and powers incident to its ownership of such stock, partnership interests, limited liability company interests, beneficial interests or other interests; and (iii) shall have such powers and perform such duties as may be assigned by the Board of Managers, or any Committee of the Board, in addition to any powers and duties that are assigned specifically by this Agreement.

     b. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Managers, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Managers. The Chairman of the Board shall be the chief executive officer of the Company with plenary powers of supervision and direction of the business and affairs of the Company.

     c. President. The President shall have charge of the coordination and supervision of all matters of operation of the Company. In the absence of the Chairman of the Board, the President shall have the powers and perform the duties of the Chairman of the Board.

     d. Executive Vice President. The Executive Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, have the powers and perform the duties of the President, and in the absence of the Chairman of the Board and the President, they shall have the powers and perform the duties of the Chairman of the Board.

     e. Senior Vice President. The Senior Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President and the Executive Vice Presidents, have the powers and perform the duties of the President, and in the absence of the Chairman of the Board , the President, and the Executive Vice Presidents, they shall have the powers and perform the duties of the Chairman of the Board.

     f. Vice President. The Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, Executive Vice Presidents and the Senior Vice Presidents, have the powers and perform the duties of the President, and in the absence of the Chairman of the Board, the President, the Executive Vice Presidents and the Senior Vice Presidents, they shall have the powers and perform the duties of the Chairman of the Board.

     g. Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the meetings of the Company and of the Board and shall perform like duties for special and standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Initial Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     h. Treasurer and Assistant Treasurer. The Treasurer shall have the authority to open all bank accounts, including brokerage accounts, as necessary to conduct the business of the Company, and shall have custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board or the Treasurer. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disburements, and shall render to the Chairman of the Board, the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurers, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     i. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.

     j. Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the New Jersey Business Corporation Act.

14.  Limited Liability.

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Manager nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Manager or an Officer of the Company.

15.  Capital Contributions.

     The Initial Member shall be deemed admitted to the Company effective as of the date of this Agreement. The Initial Member shall contribute the amount of cash to the Company listed on Schedule B attached hereto.

16.  Additional Contributions.

     The Initial Member is not required to make any additional capital contribution to the Company. However, the Initial Member may make additional capital contributions to the Company at any time. To the extent that the Initial Member makes an additional capital contribution to the Company, Schedule B of this Agreement does not need to be revised; rather, the Secretary or Treasurer shall modify the books and records of the Company to reflect such additional capital contribution. The provisions of this Agreement, including this Section 16, are intended solely to benefit the Initial Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Initial Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

17.  Certificated Interest.

     The interests of the Members in the Company shall be evidenced by certificates issued by the Company in the form determined by the Company.

18.  Allocation of Profits and Losses.

     The Company's profits and losses shall be allocated to the Initial Member.

19.  Distributions.

     a. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board.

     b. Members owning Preference Units shall be entitled to receive, and the Company shall be obliged to pay, the distributions specified in
          Section 7. To the extent that the Company has cash available for distribution after payment of distributions due and payable to Members owning Preference Units, the Board may elect to distribute all remaining cash as a distribution to the Member owning the Ordinary Unit.

     c. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

20.  Books and Records.

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The Initial Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Initial Member any information that the Board would otherwise be permitted to keep confidential from a Member pursuant to the Act. The Company's books of account shall be kept using the method of accounting determined by the Board. The Company's independent auditor shall be an independent public accounting firm selected by the Initial Member.

21.  Exculpation and Indemnification.


     a. No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in an manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.


     b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.


     c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21.


     d. A Covered Person shall be fully protected in relying in good faith upon records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.


     e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered
          Person  otherwise  existing  at
          law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.


     f. The Company may purchase and maintain insurance, to the extent and in such amounts as the Treasurer, in his sole discretion, shall deem reasonable, on behalf of Covered Persons and such other persons or entities as the Treasurer shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other persons or entities as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 21(c) and containing such other procedures regarding indemnification as are appropriate.


     g. The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

22.  Assignments.

     The  Member may assign in whole or in part its  limited  liability  company interest in the Company. If the Member transfers any or all of its limited liability company interest in the Company pursuant to this Section 22, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, if the interest is a transfer of the transferor Member's entire limited liability company interest in the Company, the transferor Member shall cease to be a member of the Company immediately following such admission.

23.  Resignation.

     A Member may resign from the Company with the written consent of the Initial Member. If a Member is permitted to resign pursuant to this Section 23, an additional member of the Company may be admitted to the Company, subject to
Section 24, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

24.  Admission of Additional Members.

     One or more additional members of the Company may be admitted to the Company with the written consent of the Initial Members.

25.  Dissolution.

     a. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the last remaining Member owning the Ordinary Unit or the occurrence of any other event which terminates the continued membership of the last remaining Member owning the Ordinary Unit in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under the Act.

     b. The bankruptcy (as defined in the Act) of the Initial Member shall not cause the Initial Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth first, in Section 7 and second, in the Act.

26.  Waiver of Partition; Nature of Interest.

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 19 hereof. The interest of the Members in the Company is personal property.

27.  Benefits of Agreement: No Third-Party Rights.

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Initial Member. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

28.  Other Business.

The Initial Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

29.  Severability of Provisions.

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

30.  Entire Agreement.

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

31.  Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of New Jersey (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

32.  Amendments.

     This Agreement may not be modified, altered, supplemented or amended except pursuant to a written instrument executed and delivered by the Initial Member.

33.  Counterparts.

     This Agreement may be executed in any number of counterparts, each which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

34.  Notices.

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 3, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 31st day of October, 2002.

MEMBER:

                                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


                                    By: /s/ Robert J. Dougherty, Jr.
                                   -------------------------------------
                                    Name: Robert J. Dougherty, Jr.
                                    Title:  Vice President

                                SCHEDULE A

                                Definitions

A.   Definitions

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.

     "Affiliate" means with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

     "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.

     "Board" or "Board of Managers" means the Board of Managers of the Company.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of New Jersey on July 24, 2002, as amended or amended and restated from time to time. For the purposes of this Agreement, the term "Certificate of Formation" incorporates the Certificate of Amendment of the Certificate of Formation of the Company filed with the Secretary of the State of New Jersey on October 2, 2002. The Certificate of Amendment changed the Company's name from it's prior name, PSEGH LLC, to its current name.

     "Control" means the posession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "Covered Persons" has the meaning set forth in Section 21 (a).

     "Initial Member" means Public Service Enterprise Group Incorporated, a New Jersey Corporation, as the sole member of the Company.

     "Management Agreement" means the agreement of the Managers in the form attached hereto as Schedule D. The Management Agreement shall be deemed to be and constitute part of this Agreement.

     "Managers" means the managers elected to the Board of Managers from time to time by the Member.

     "Member" means the Initial Member and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

     "Officer" means an officer of the Company described in Section 13.

     "Ordinary Unit" has the meaning set forth in Section 6.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     "Preference Unit" has the meaning set forth in Section 6.

     "Unit" has the meaning set forth in Section 6.

B.   Rules of Construction

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof"' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                    Members
                                                             Agreed Value of
                                                      Capital        Percentage
Name                       Mailing Address         Contribution       Interest
Public Service Enterprise  80 Park Plaza             $1,000             100%
Group Incorporated         P.O. Box 1171
                           Newark, NJ 07102-1171

                                    SCHEDULE C

                                     Managers

Name                                Address


Robert E. Busch                     c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

Frank Cassidy                       c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

Robert J. Dougherty, Jr.            c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

E. James Ferland                    c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

Thomas M. O'Flynn                   c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

R. Edwin Selover                    c/o Public Service Enterprise
                                    Group Incorporated
                                    80 Park Plaza, P.O. Box 1171
                                    Newark, NJ 07102-1171

                                 SCHEDULE D

                             Management Agreement


                                                              October 31, 2002




PSEG Energy Holdings L.L.C.
35 Waterview Blvd.
Parsippany, NJ 07054


                  Re:      Management Agreement
                           PSEG Energy Holdings L.L.C.


     Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned persons, who have been designated as managers of PSEG Energy Holdings L.L.C., a New Jersey limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 31, 2002, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

     1. Each of the undersigned accepts such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that he or she has been designated as a "manager" of the Company within the meaning of the New Jersey Limited Liability Company Act.

     2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

                                                   /s/ Robert E. Busch
                                               ---------------------------------
                                               Name:   Robert E. Busch

                                                   /s/ Frank Cassidy
                                               ---------------------------------
                                               Name:   Frank Cassidy

                                                   /s/ Robert J. Dougherty, Jr.
                                               ---------------------------------
                                               Name:   Robert J. Dougherty, Jr.

                                                   /s/ E. James Ferland
                                               ---------------------------------
                                               Name:   E. James Ferland

                                                   /s/ Thomas M. O'Flynn
                                               ---------------------------------
                                               Name:   Thomas M. O'Flynn

                                                   /s/ R. Edwin Selover
                                               ---------------------------------
                                               Name:   R. Edwin Selover

                                    SCHEDULE E


                                     Officers

Elective Officers
-----------------

Name                                      Title
-----                                   ---------
E. James Ferland           Chairman of the Board and Chief Executive Officer
Thomas M. O'Flynn          Executive Vice President and Chief Financial Officer
Robert J. Dougherty, Jr.   President and Chief Operating Officer
Derek M. DiRisio           Vice President
Miriam E. Gilligan         Vice President-Finance and Treasurer
Elizabeth M. Collins       Assistant Treasurer
Ardeshir Rostami           Assistant Treasurer
Edward J. Biggins, Jr.     Secretary
Patrick M. Burke           Assistant Secretary

Appointed Officers
------------------
Name
-----
Derek M. DiRisio           Controller
Robert N. Oade             Assistant Controller